UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2021
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

First Amendment to the Amended and Restated Seventh Amendment to the Wafer Supply Agreement

On December 23, 2021, Advanced Micro Devices, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to its Amended and Restated Seventh Amendment to the Wafer Supply Agreement (the “A&R Seventh Amendment”) with GLOBALFOUNDRIES Inc. (“GF”) to extend GF’s capacity commitment and wafer pricing to the Company.

The Amendment modifies certain terms of the Wafer Supply Agreement applicable to wafer purchases at the 12 nm and 14 nm technology nodes by the Company for the period commencing on December 23, 2021 and continuing through December 31, 2025. GF agreed to increase the minimum annual capacity allocation to the Company for years 2022 through 2025. Further, the parties agreed to new pricing and annual wafer purchase targets for years 2022 through 2025, and modified the pre-payments agreed to by the Company to GF for those wafers in 2022 and 2023. The Amendment does not affect any of the prior exclusivity commitments that were removed under the A&R Seventh Amendment. The Company continues to have full flexibility to contract with any wafer foundry with respect to all products manufactured at any technology node. The Company currently estimates that it will purchase approximately $2.1 billion of wafers in total from GF for years 2022 through 2025 under the Amendment.

The foregoing description is not complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2021	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Corporate Secretary